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                             CARDIOTHORACIC SYSTEMS, INC.
                                   PROMISSORY NOTE

$35,000                                                       Portola Valley, CA
                                                              May 20, 1996

FOR VALUE RECEIVED, Michael J. Billig promises to pay CardioThoracic Systems, Inc. (the "Company"), a Delaware Corporation, on order, the principal sum of thirty five thousand dollars ($35,000) plus accrued interest at an annual rate of 6.36%. The total amount plus any accrued interest will be paid in full by May 20, 2000.

Should the undersigned's employment relationship with the Company be terminated for any reason, the whole unpaid balance of principal and interest of this Note shall become immediately due upon such termination of employment. The undersigned promises to sell a portion of his CardioThoracic Systems, Inc. stock options to pay any unpaid balance and interest not paid prior to May 20, 2000.

Payments of principal and interest shall be made in lawful money of the United States of America. The undersigned may at any time prepay all or any portion of the principal or interest hereunder.

Should any action be instituted for the collection of this Note, the reasonable costs and attorneys' fees therein of the holder shall be paid by the undersigned.

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed and delivered as the date first above written.



/s/Michael J. Billig   5/20/96
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Michael J. Billig